Exhibit 1

COMPANY NO. 1397169

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

PRUDENTIAL PUBLIC LIMITED COMPANY

(adopted by a special resolution passed on 14 May 2009 effective on 1 October 2009)

Preliminary

Exclusion of other regulations

1.                                      No regulations or articles set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies shall apply as the regulations or articles of the Company.

Definitions

2.                                      In these Articles, except where the subject or context otherwise requires:

Act means the Companies Act 2006 including any modification or re-enactment of it for the time being in force;

address, includes any number or address used for the purposes of sending or receiving documents or information by electronic means;

Articles means these articles of association as altered from time to time by special resolution;

auditors means the auditors of the Company;

the Bank of England base rate means the base lending rate most recently set by the Monetary Policy Committee of the Bank of England in connection with its responsibilities under Part 2 of the Bank of England Act 1998;

the board means the directors or any of them acting as the board of directors of the Company;

certificated share means a share in the capital of the Company that is not an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly;

clear days in relation to the sending of a notice means the period excluding the day on which a notice is sent or deemed to be sent and the day for which it is sent or on which it is to take effect;

Companies Acts means every statute (including any orders, regulations or other subordinate legislation made under it) from time to time in force concerning companies in so far as it applies to the Company;

Company means Prudential public limited company;

director means a director of the Company;

employees’ share scheme has the meaning given by section 1166 of the Act;

entitled by transmission means, in relation to a share in the capital of the Company, entitled as a consequence of the death or bankruptcy of the holder or some other event which gives rise to the transmission of the share by operation of law;

holder in relation to a share in the capital of the Company means the member whose name is entered in the register as the holder of that share;

legislation means every statute (and any orders, regulations or other subordinate legislation made under it) applying to the Company;

Memorandum means the memorandum of association of the Company as amended from time to time;

office means the registered office of the Company;

ordinary shareholder means in relation to an ordinary share the member whose name is entered in the register as the holder of that ordinary share;

ordinary shares means the ordinary shares of 5p each in the capital of the Company;

paid means paid or treated (credited) as paid;

recognised person means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, each of which terms has the meaning given to it by section 778(3) of the Act;

register means the register of members of the Company;

seal means any common or official seal that the Company may be permitted to have under the Companies Acts;

secretary means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary;

subsidiary undertaking shall be construed in accordance with section 1162 of the Act;

the uncertificated securities rules means any provision of the Companies Acts relating to the holding, evidencing of title to, or transfer of uncertificated shares and any legislation, rules or other arrangements made under or by virtue of such provision;

uncertificated share means a share in the capital of the Company title to which is recorded on the register and which may, by virtue of the uncertificated securities rules, be transferred by means of a relevant system and references in these Articles to a share being held in uncertificated form shall be construed accordingly; and

United Kingdom means Great Britain and Northern Ireland.

Construction

3.                                      References to a document include, unless the context otherwise requires, references to documents sent or received by electronic means.

References in these Articles to a document being “signed” or to “signature” include references to its being signed under hand or under seal or by any other method and, in the case of a communication in electronic form, such references are to its being authenticated as specified by the legislation. References to an instrument mean, unless the contrary is stated, a written document having tangible form and not comprised in an electronic form.

Where, in relation to a share, these Articles refer to a relevant system, the reference is to the relevant system in which that share is a participating security at the relevant time.

References to a notice or other document being sent or given to or by a person mean such notice or other document, or a copy of such notice or other document, being sent, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and sending and giving shall be construed accordingly.

References to writing mean the representation or reproduction of words, symbols or other information in a visible and non-transitory form by any method or combination of methods, whether comprised in electronic form or otherwise, and written shall be construed accordingly.

Words denoting the singular number include the plural number and vice versa; words denoting the masculine gender include the feminine gender; and words denoting persons include corporations.

Words or expressions contained in these Articles which are not defined in Article 2 but are defined in legislation in force when these Articles are adopted will have the same meaning in these Articles, unless inconsistent with the subject or context.

Words or expressions contained in these Articles which are not defined in Article 2 but are defined in the uncertificated securities rules have the same meaning as in the uncertificated securities rules unless inconsistent with the subject or context.

Subject to the preceding two paragraphs, references to any provision of any enactment or of any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

Headings and marginal notes are inserted for convenience only and do not affect the construction of these Articles.

In these Articles, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them; (b) the word board in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more directors, any director holding executive office and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the  exercise of that or any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

Limited Liability

Limited Liability

4.                                      The liability of the members of the Company is limited to the amount, if any, unpaid on the shares in the Company held by them.

Change of name

Change of name

5.                                      The Company may change its name by resolution of the board.

Share Rights

Share Rights

6.                                      Subject to the special rights attached to Preference Shares and to any special rights which are or may be attached to any other class of shares (i) the profits of the Company available for dividend and resolved to be distributed shall be distributed by way of dividend amongst the holders of the ordinary shares and (ii) on a winding up or liquidation, voluntary or otherwise, the residue, if any, of the surplus assets of the Company available for distribution amongst the members shall belong to the holders of the ordinary shares and be divided amongst them in proportion to the amounts paid up or credited as paid up on such shares held by them respectively.

The Company may issue preference shares pursuant to its authority in Article 14 which are denominated in either Sterling with a nominal value of 1 pence (“Sterling Preference Shares”) or US dollars with a nominal value of $0.01 (“Dollar Preference Shares”) or Euros with a nominal value of €0.01 (“Euro Preference Shares” and together with the Sterling Preference Shares and the Dollar Preference Shares the “Preference Shares”) in one or more series with such rights or subject to such restrictions as the board may determine and as provided below:

(a)                                 Dividend rights of the Preference Shares

The rights to dividends conferred by each series of each class of Preference Shares shall be determined by the board prior to the date on which such shares are allotted.

(b)                                Capital rights of the Preference Shares

The rights to a return of capital or to share in the surplus assets of the Company available for distribution amongst the members on a winding up or liquidation conferred by each series of each class of Preference Shares shall be determined by the board prior to the date on which such shares are allotted.

(c)                                 Rights of the Preference Shares to attend and vote at Meetings

The rights of the holders of each series of each class of Preference Shares to attend at General Meetings of the Company, to speak at such General Meetings or vote on any Resolution proposed at such General Meetings shall be determined by the board prior to the date on which such shares are allotted.

(d)                                Redemption

Unless the board shall, prior to the allotment of any series of any class of Preference Shares, determine that such series shall be non-redeemable, each series of each class of Preference Shares shall, be redeemable on such terms and conditions and in such manner as shall be determined by the board prior to the date on which such shares are allotted.

(e)                                 Purchase

(i)                                     Subject to the provisions of the Companies Acts and any other applicable laws, the Company may at any time and from time to time purchase any Preference Shares upon such terms as the board shall determine.

(ii)                                  Upon the purchase of any Preference Share the nominal amount of such share comprised in the capital of the Company shall thereafter be reclassified as a Preference Share (of the same class as the Preference Share so purchased) without any further resolution or consent being required.

(f)                                   Restriction on capitalisation

If so determined by the board prior to the date of allotment of any series of Preference Shares, save with the written consent of the holders of three-quarters in nominal value of, or the sanction of a special resolution passed at a separate General Meeting of the holders of, such series of Preference Shares, the board shall not, pursuant to Article 171, capitalise any part of the amounts available for distribution and referred to therein if after such capitalisation the aggregate of such amounts would be less than such multiple, if any, as may be determined by the board prior to the date of allotment of such series of Preference Shares, of the aggregate amount of the dividends (exclusive of any associated tax credit) payable in the twelve month period following such capitalisation on the Preference Shares of such series then in issue and any other Preference Shares then in issue expressed to rank pari passu therewith as regards participation in profits.

(g)                                Priority

(i)            Except as may be determined otherwise by the board prior to the date of allotment of any series of any class of Preference Shares, save with the written consent of the holders of three-quarters in nominal value of, or the sanction of a special resolution passed at a separate General Meeting of the holders of, such series of such class of Preference Shares, the board shall not authorise or create, or increase the amount of, any shares of any class or any security convertible into shares of any class ranking as regards rights to participate in the profits or assets of the Company (other than on a redemption or purchase by the Company of any such shares) in priority to such series of such class of Preference Shares;

(ii)           The special rights attached to any series of any class of Preference Shares allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the creation or issue of any new Shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu with or after such Preference Shares.  Any new Shares ranking pari passu with such Preference Shares in some or all respects may without their creation or issue being deemed to vary the special rights attached to any Preference Share then in issue either carrying rights identical in all respects with such Preference Shares or any of them or rights differing therefrom in any respect, including, but without prejudice to the generality of the foregoing, in that:

(A)          the rate of or means of calculating the dividend may differ and the dividend may be cumulative or non-cumulative;

(B)          the new Shares or any series thereof may rank for dividend as from such date as may be provided by the terms of issue thereof and the dates for payment of dividend may differ;

(C)          the new Shares may be denominated in Sterling or in any Foreign Currency;

(D)          a premium may be payable on return of capital or there may be no such premium;

(E)           the new Shares may be redeemable at the option of the holder or of the Company, or may be non-redeemable and if redeemable at the option of the Company, they may be redeemable at different dates and on different terms from those applying to the Preference Shares; and

(F)           (vi)                             the new Shares may be convertible into ordinary shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

Shares with special rights

7.                                      Without prejudice to any rights attached to any existing shares or class of shares, any share may be issued in one or more series with or have attached to it or be subject to such rights or restrictions whether with regard to dividend, voting, attendance at meetings, return of capital, the terms, conditions and manner of redemption, purchase by the Company or otherwise, as the Company may by ordinary resolution determine or, subject to and in default of such determination, as the board shall determine.

Share warrants to bearer

8.                                      The board may issue share warrants to bearer in respect of any fully paid shares under a seal of the Company or in any other manner authorised by the board.  Any share while represented by such a warrant shall be transferable by delivery of the warrant relating to it.  In any case in which a warrant is so issued, the board may provide for the payment of dividends or other moneys on the shares represented by the warrant by coupons or otherwise.  The board may decide, either generally or in any particular case or cases, that any signature on a warrant may be applied by electronic or mechanical means or printed on it or that the warrant need not be signed by any person.

Conditions of issue of share warrants

9.                                      The board may determine, and from time to time vary, the conditions on which share warrants to bearer shall be issued and, in particular, the conditions on which:

(a)           a new warrant or coupon shall be issued in place of one worn-out, defaced, lost or destroyed (but no new warrant shall be issued unless the Company is satisfied beyond reasonable doubt that the original has been destroyed); or

(b)           the bearer shall be entitled to attend and vote at general meetings; or

(c)           a warrant may be surrendered and the name of the bearer entered in the register in respect of the shares specified in the warrant.

The bearer of such a warrant shall be subject to the conditions for the time being in force in relation to the warrant, whether made before or after the issue of the warrant.  Subject to those conditions and to the provisions of the Companies Acts, the bearer shall be deemed to be a member of the Company and shall have the same rights and privileges as he would have if his name had been included in the register as the holder of the shares comprised in the warrant.

No right in relation to share

10.                                The Company shall not be bound by or be compelled in any way to recognise any right in respect of the share represented by a share warrant other than the bearer’s absolute right to the warrant.

Uncertificated shares

11.                                Subject to the provisions of the uncertificated securities rules, the board may permit the holding of shares in any class of shares in uncertificated form and the transfer of title to shares in that class by means of a relevant system and may determine that any class of shares shall cease to be a participating security.

Not separate class of shares

12.                                Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class:

(a)           is held in uncertificated form; or

(b)           is permitted in accordance with the uncertificated securities rules to become a participating security.

Exercise of Company’s entitlements in respect of uncertificated share

13.                                Where any class of shares is a participating security and the Company is entitled under any provision of the Companies Acts, the uncertificated securities rules or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Companies Acts, the uncertificated securities rules, these Articles and the facilities and requirements of the relevant system:

(a)           to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;

(b)           to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

(c)           to require the holder of that uncertificated share by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice;

(d)           to require the Operator to convert that uncertificated share into certificated form in accordance with Regulation 32(2)(c) of the uncertificated securities rules; and

(e)           to take any action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

Section 551 authority

14.                                The board has general and unconditional authority to exercise all the powers of the Company to allot relevant securities (as defined in Section 80 of the Companies Act 1985) up to an aggregate nominal amount equal to the section 551 amount, for each prescribed period.

Section 561 disapplication

15.                                The board is empowered for each prescribed period to allot equity securities for cash pursuant to the authority conferred by Article 14 and/or to sell relevant shares (as defined in Section 80 of the Companies Act 1985) where such sale is to be treated as an allotment of equity securities by virtue of section 560(2) of the Act (a “deemed allotment”) as if section 561(1) of the Act did not apply to any such allotment, provided that its power shall be limited to:

(a)           the allotment of equity securities in connection with a pre-emptive issue; and

(b)           the allotment (otherwise than pursuant to Article 15(a)) or deemed allotment of equity securities up to an aggregate nominal amount equal to the section 561 amount.

Allotment after expiry

16.                                Before the expiry of a prescribed period the Company may make an offer or agreement which would or might require equity securities or other relevant securities (as defined in Section 80 of the Companies Act 1985) to be allotted after such expiry.  The board may allot equity securities or other relevant securities (as defined in Section 80 of the Companies Act 1985 in pursuance of that offer or agreement as if the prescribed period during which that offer or agreement was made had not expired.

Definitions

17.                                In this Article and Articles 14, 15 and 16:

prescribed period means any period for which the authority conferred by Article 14 is given by ordinary or special resolution stating the section 551 amount and/or the power conferred by Article 14 is given by special resolution stating the section 561 amount;

pre-emptive issue means an offer of equity securities to ordinary shareholders (excluding any shareholder holding shares as treasury shares) or an invitation to ordinary shareholders (excluding any shareholder holding shares as treasury shares) to apply to subscribe for equity securities and, if in accordance with their rights the board so determines, holders of other equity securities of any class (excluding any shareholder holding shares as treasury shares) (whether by way of rights issue, open offer or otherwise) where the equity securities respectively attributable to the interests of ordinary shareholders (excluding any shareholder holding shares as treasury shares) or holders of other equity securities (excluding any shareholder holding shares as treasury shares), if applicable are proportionate (as nearly as practicable) to the respective numbers of ordinary shares or other equity securities, as the case may be held by them, but subject to such exclusions or other arrangements as the board may deem necessary or expedient in relation to fractional entitlements or any legal, regulatory or practical problems under the laws or regulations of any overseas territory or the requirements of any regulatory body or stock exchange;

section 551 amount means, for any prescribed period, the amount stated in the relevant ordinary or special resolution; and

section 561 amount means, for any prescribed period, the amount stated in the relevant special resolution.

Share dealing powers

18.                                Subject to any resolution of the Company in general meeting and to any provision of these Articles the board may allot (with or without conferring a right of renunciation), grant options over, or otherwise deal with or dispose of  shares in the Company to such persons on such terms and conditions, including consideration and at such times as it thinks fit.

Redeemable shares

19.                                Subject to any rights attached to any existing shares or class of shares, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder on such terms and conditions in such manner shall be determined by the board prior to the date on which such shares are allotted.

Commissions

20.                                The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Companies Acts in connection with the issue of any shares or the sale for cash of treasury shares, provided that the rate of commission may be equal to but shall not exceed the rate of 10 per cent. of the price at which the shares in respect of which the commission is paid or agreed to be paid are issued.  Any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or other securities or partly in one way and partly in the other.

Trusts not recognised

21.                                The Company will only be affected by, or recognise, a current and absolute right to whole shares.  The fact that any share, or any part of a share, may not be owned outright by the registered owner (for example, where a share is held by one person as a nominee or otherwise as a trustee for another person) is not of any concern to the Company.  This applies even if the Company knows about the ownership of the share.  The only exceptions to this are where the rights of the kind described are expressly given by these Articles or are of a kind which the Company has a legal duty to recognise.

Variation of rights

When rights deemed to be varied

22.                                If at any time the capital of the Company is divided into different classes of shares, unless otherwise expressly provided by the rights attached to any share or class of shares, those rights shall be deemed to be varied by:

(a)           the reduction of the capital paid up on that share or class of shares otherwise than by a purchase or redemption by the Company of its own shares; and

(b)           the allotment of another share ranking in priority for payment of a dividend or in respect of capital or which confers on its holder voting rights more favourable than those conferred by that share or class of shares;

but shall not be deemed to be varied by:

(a)           the creation or issue of another share ranking equally with, or subsequent to, that share or class of shares or by the purchase or redemption by the Company of its own shares; or

(b)           the Company permitting, in accordance with the uncertificated securities rules, the holding of and transfer of title to shares of that or any other class in uncertificated form by means of a relevant system.

Share certificates

Members’ rights to certificates

23.                                Every member, on becoming the holder of any certificated share (except where the holding of shares is in uncertificated form or via a recognised person in respect of whom the Company is not required by law to complete and have ready for delivery a certificate) shall be entitled, without payment, to one certificate for all the certificated shares of each class held by him (and, on transferring a part of his holding of certificated shares of any class, to a certificate for the balance of his holding of certificated shares).  He may elect to receive one or more additional certificates for any of his certificated shares if he pays for every certificate after the first a reasonable sum determined from time to time by the board.  Every certificate shall:

(a)           be executed under the seal or otherwise in accordance with Article 154, in such manner as the board may determine in accordance with Article 154 or in such other manner as the board may approve; and

(b)           specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on the shares.

The Company shall not be bound to issue more than one certificate for certificated shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.  Shares of different classes may not be included in the same certificate.

Replacement certificates

24.                                If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

Lien

Company to have lien on shares

25.           The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys payable to the Company (whether presently or not) in respect of that share.  The board may at any time (generally or in a particular case) waive any lien or declare any share to be wholly or in part exempt from the provisions of this Article.  The Company’s lien on a share shall extend to any amount (including without limitation dividends) payable in respect of it.

Enforcement of lien by sale

26.           The Company may sell, in such manner as the board determines, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been sent to the holder of the share, or to the person entitled to it by transmission, demanding payment and stating that if the notice is not complied with the share may be sold.

Giving effect to sale

27.           To give effect to that sale the board may authorise any person to sign an instrument of transfer in respect of the share sold to, or in accordance with the directions of, the buyer.  The buyer shall not be bound to see to the application of the purchase money and his title to the share shall not be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

Application of proceeds

28.           The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable.  Any residue shall (on surrender to the Company for cancellation of the certificate in respect of the share sold and, subject to a like lien for any moneys not presently payable as existed on the share before the sale) be paid to the person entitled to the share at the date of the sale.

Calls on shares

Power to make calls

29.           Subject to the terms of allotment, the board may from time to time make calls on the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium).  Each member shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company the amount called on his shares as required by the notice.  A call may be required to be paid by instalments.  A call may be revoked in whole or part and the time determined for payment of a call may be postponed in whole or part as the board may determine.  A person on whom a call is made shall remain liable for calls made on him even if the shares in respect of which the call was made are subsequently transferred.

Time when call made

30.           A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.

Liability of joint holders

31.           The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

Interest payable

32.           If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid.

Interest shall be paid at the rate determined by the terms of allotment of the share or in the notice of the call or, if no rate is determined, the rate determined by the board, not exceeding the Bank of England base rate by more than five percentage points, but the board may in respect of any individual member waive payment of such interest wholly or in part.

Deemed calls

33.           An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment.  If it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

Differentiation on calls

34.           Subject to the terms of allotment, the board may make arrangements on the issue of shares for a difference between the allottees or holders in the amounts and times of payment of calls on their shares.

Payment of calls in advance

35.           The board may, if it thinks fit, receive from any member all or any part of the moneys uncalled and unpaid on any share held by him.  Such payment in advance of calls shall extinguish the liability on the share in respect of which it is made to the extent of the payment.  The Company may pay on all or any of the moneys so advanced (until they would but for such advance become presently payable) interest at such rate agreed between the board and the member not exceeding (unless the Company by ordinary resolution otherwise directs) the Bank of England base rate by more than five percentage points.

Forfeiture and surrender

Notice requiring payment of call

36.           If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable, the board may give the person from whom it is due not less than 14 clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment.  The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

Forfeiture for non-compliance

37.           If that notice is not complied with, any share in respect of which it was sent may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the board.  The forfeiture shall include all dividends or other moneys payable in respect of the forfeited share which have not been paid before the forfeiture.  When a share has been forfeited, notice of the forfeiture shall be sent to the person who was the holder of the share before the forfeiture.  An entry shall be made promptly in the register opposite the entry of the share showing that notice has been sent, that the share has been forfeited and the date of forfeiture.  No forfeiture shall be invalidated by the omission or neglect to send that notice or to make those entries.

Sale of forfeited shares

38.           Until cancelled in accordance with the requirements of the Companies Acts, a forfeited share shall be deemed to belong to the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the board determines, either to the person who was the holder before the forfeiture or to any other person.  At any time before sale, re-allotment or other disposal, the forfeiture may be cancelled on such terms as the board thinks fit.  Where for the purposes of its disposal a forfeited share is to be transferred to any person, the board may authorise any person to sign an instrument of transfer of the share to that person.  The Company may receive the consideration given for the share on its disposal and may register the transferee as holder of the share.

Liability following forfeiture

39.           A person shall cease to be a member in respect of any share which has been forfeited and shall surrender the certificate for any forfeited share to the Company for cancellation.  The person shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of that share with interest on that amount, from the date of forfeiture until payment, at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the rate determined by the board, not exceeding the Bank of England base rate by more than five percentage points.  The board may waive payment wholly or in part or enforce payment without any allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.

Surrender

40.           The board may accept the surrender of any share which it is in a position to forfeit on such terms and conditions as may be agreed.  Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

Extinction of rights

41.           The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only those rights and liabilities expressly saved by these Articles, or as are given or imposed in the case of past members by the Companies Acts.

Evidence of forfeiture or surrender

42.           A statutory declaration by a director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share.  The declaration shall (subject if necessary to the signing of an instrument of transfer if necessary) constitute a good title to the share.  The person to whom the share is disposed of shall not be bound to see to the application of the purchase money, if any, and his title to the share shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

Transfer of shares

Form and signing of transfer of certificated share

43.           The instrument of transfer of a certificated share may be in any usual form or in any other form which the board may approve.  An instrument of transfer shall be signed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee.  The transferor shall be deemed to remain the holder of such shares until the name of the transferee is entered into the register in respect thereof.  An instrument of transfer need not be under seal.

Transfers of partly paid shares

44.           The board may refuse to register the transfer of a share which is not fully paid, provided that the refusal does not prevent dealings in shares in the Company from taking place on an open and proper basis.

Invalid transfers of certificated shares

45.           The board may also refuse to register the transfer of a certificated share unless the instrument of transfer:

(a)           is lodged, duly stamped (if stampable), at the office or at another place appointed by the board accompanied by the certificate for the share to which it relates and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer;

(b)           is in respect of only one class of shares; and

(c)           is in favour of not more than four transferees.

Invalid transfers of uncertificated shares

46.           The board may also refuse to register the transfer of an uncertificated share in the circumstances set out in the uncertificated securities rules or in the event that the proposed transfer is in favour of more than four joint holders.

Transfers by recognised persons

47.           In the case of a transfer of a certificated share by a recognised person, the lodging of a share certificate will only be necessary if and to the extent that a certificate has been issued in respect of the share in question.

Notice of refusal to register

48.           If the board refuses to register a transfer of a share in certificated form, it shall send the transferee notice of its refusal within two months after the date on which the instrument of transfer was lodged with the Company.

49.           For the purposes of these Articles relating to the registration of transfers of shares, the renunciation of the allotment of any shares by the allottee in favour of some other person shall be deemed to be a transfer and the board shall have the same powers to refuse to give effect to such a renunciation as if it were a transfer.

No fee payable on registration

50.           No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to a share.

Retention of transfers

51.           The Company shall be entitled to retain an instrument of transfer which is registered, but an instrument of transfer which the board refuses to register shall be returned to the person lodging it when notice of the refusal is sent.

Transmission of shares

Transmission

52.           If a member dies, the survivor or survivors (where he was a joint holder) and his personal representatives, where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his shares.  Nothing in these Articles shall release the estate of a deceased member (whether a sole or joint holder) from any liability in respect of any share held by him.

Elections permitted

53.           A person becoming entitled by transmission to a share may, on production of any evidence as to his entitlement properly required by the board, elect either to become the holder of the share or to have another person nominated by him registered as the transferee.  If he elects to become the holder he shall send notice to the Company to that effect.  If he elects to have another person registered and the share is a certificated share, he shall sign an instrument of transfer of the share to that person.  If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the board may require (including without limitation the signing of any document and the giving of any instruction by means of a relevant system) to enable himself or that person to be registered as the holder of the share.  All the provisions of these Articles relating to the transfer of shares apply to that notice or instrument of transfer as if it were an instrument of transfer signed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

Elections required

54.           The board may at any time send a notice requiring any such person to elect either to be registered himself or to transfer the share.  If the notice is not complied with within 60 days, the board may after the expiry of that period withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

Rights of persons entitled by transmission

55.           A person becoming entitled by transmission to a share shall, on production of any evidence as to his entitlement properly required by the board and subject to the requirements of Article 53, have the same rights in relation to the share as he would have had if he were the holder of the share, subject to Article 163.  That person may give a discharge for all dividends and other moneys payable in respect of the share, but he shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or vote at, any meeting of the Company or to receive notice of, or to attend or vote at, any separate meeting of the holders of any class of shares in the capital of the Company.

Alteration of share capital

Rights on sub-division

56.           Any resolution authorising the Company to sub-divide its shares, or any of them, into shares of smaller amount may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others.

New shares subject to these Articles

57.           All shares created bya resolution pursuant to Article 56 shall be:

(a)           subject to all the provisions of these Articles, including without limitation provisions relating to payment of calls, lien, forfeiture, transfer and transmission; and

(b)           unclassified, unless otherwise provided by these Articles, by the resolution creating the shares or by the terms of allotment of the shares.

Fractions arising

58.           Whenever any fractions arise as a result of a consolidation or sub-division of shares, the board may on behalf of the members deal with the fractions as it thinks fit.  In particular, without limitation, the board may sell shares representing fractions to which any members would otherwise become entitled to any person (including, subject to the provisions of the Companies Acts, the Company) and distribute the net proceeds of sale in due proportion among those members.  Where the shares to be sold are held in certificated form the board may authorise some person to sign an instrument of transfer of the shares to, or in accordance with the directions of, the buyer.  Where the shares to be sold are held in uncertificated form, the board may do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer.  The buyer shall not be bound to see to the application of the purchase moneys and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale.

General meetings

General meetings at more than one place

59.           The board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at another place anywhere in the world designated by the directors as a satellite meeting place.  The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

(a)           participate in the business for which the meeting has been convened;

(b)           hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c)           be heard and seen by all other persons so present in the same way.

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

Interruption or adjournment where facilities inadequate

60.           If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred to in Article 59, then the chairman may in his absolute discretion, without the consent of the meeting, interrupt or adjourn the general meeting.  All business conducted at that general meeting up to the time of that adjournment shall be valid.  The provisions of Article 73 shall apply to that adjournment.

Other arrangements for viewing and hearing proceedings

61.           The board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place.  Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue.  The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

Article 61 arrangements

62.           Notices of general meetings shall include details of any arrangements made for the purpose of Article 61 (making clear that participation in those arrangements will not amount to attendance at the meeting to which the notice relates).

Controlling level of attendance

63.           The board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 61 (including without limitation the issue of tickets or the imposition of some other means of selection) which it in its absolute discretion considers appropriate, and may from time to time change those arrangements.  If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 61.  The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

Change in place and/or time of meeting

64.           If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 59 applies) and/or time, it may change the place (or any of the places, in the case of a meeting to which Article 59 applies) and/or postpone the time at which the meeting is to be held.  If such a decision is made, the board may then change the place (or any of the places, in the case of a meeting to which Article 59 applies) and/or postpone the time again if it decides that it is reasonable to do so.  In either case:

(a)           no new notice of the meeting need be sent, but the board shall, if practicable, advertise the date, time and place of the meeting in at least two newspapers having a national circulation and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and

(b)           a proxy appointment in relation to the meeting may, if by means of an instrument, be delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 90(a) or, if contained in an electronic form, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 90(a), at any time not less than 48 hours before any postponed time appointed for holding the meeting.

Meaning of participate

65.           For the purposes of Articles 59, 60, 61, 62 and 64, the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a show of hands, vote on a poll, be represented by a proxy and have access to all documents which are required by the Companies Acts or these Articles to be made available at the meeting.

Accidental omission to send notice etc.

66.           The accidental omission to send a notice of a meeting, or to send any notification where required by the Companies Acts or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Companies Acts or these Articles, to any person entitled to receive it, or the non-receipt for any reason of any such notice or notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

Security

67.           The board and, at any general meeting, the chairman may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place.  The board and, at any general meeting, the chairman are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

Proceedings at general meetings

Quorum

68.           No business shall be transacted at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the choice or appointment of a chairman, which shall not be treated as part of the business of the meeting.  Save as otherwise provided by these Articles, two persons present in person or by proxy and entitled to vote on the business to be transacted shall be a quorum.

If quorum not present

69.           If such a quorum is not present within five minutes (or such longer time not exceeding 30 minutes as the chairman of the meeting may decide to wait) from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to such time and place as the chairman of the meeting may determine.  If, at the adjourned meeting a quorum is not present after five minutes (or such longer time not exceeding 30 minutes as the chairman of the meeting may decide to wait) the meeting shall be dissolved.

Chairman

70.           The chairman, if any, of the board or, in his absence, any deputy chairman of the Company or, in his absence, some other director nominated by the board, shall preside as chairman of the meeting.  If neither the chairman, deputy chairman nor such other director (if any) is present within five minutes after the time appointed for holding the meeting or is not willing to act as chairman, the directors present shall elect one of their number to be chairman.  If there is only one director present and willing to act, he shall be chairman.  If no director is willing to act as chairman, or if no director is present within five minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman.  Where a general meeting is called to investigate the conduct of any specified person that person shall be disqualified from presiding as chairman thereat.

Directors entitled to speak

71.           A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the capital of the Company.

Adjournment: chairman’s powers

72.           The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place.  No business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place.  In addition (and without prejudice to the chairman’s power to adjourn a meeting conferred by Article 60), the chairman may adjourn the meeting to another time and place without such consent if it appears to him that:

(a)           it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present; or

(b)           the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

(c)           an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

Adjournment: procedures

73.           Any such adjournment may be for such time and to such other place (or, in the case of a meeting held at a principal meeting place and a satellite meeting place, such other places) as the chairman may, in his absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting.  Any such member may nevertheless appoint a proxy for the adjourned meeting either in accordance with Article 90(a) or by means of an instrument which, if delivered by him at the meeting which is adjourned to the chairman or the secretary or any director, shall be valid even though it is given at less notice than would otherwise be required by Article 90(a).  If the continuation of an adjourned meeting is to take place three months or more after it was adjourned, notice of the adjourned meeting shall be given as in the case of the original meeting.  Except where these Articles otherwise require, it shall not be necessary to send any notice of an adjournment or of the business to be transacted at an adjourned meeting.

Amendments to resolutions

74.           If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.  With the consent of the chairman, an amendment may be withdrawn by its proposer before it is voted on.  No amendment to a resolution duly proposed as a special resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error).  No amendment to a resolution duly proposed as an ordinary resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error) unless either (a) at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered, notice of the terms of the amendment and the intention to move it has been received by the Company, or (b) the chairman in his absolute discretion decides that the amendment may be considered and voted on.

Methods of voting

75.           A resolution or any question put to the vote of a general meeting shall be decided on a show of hands unless the Company’s intention to call a poll on the resolution is stated in the notice to the general meeting or, before or on the declaration of the result of a vote on the show of hands or on the withdrawal of any other demand for a poll, a poll is duly demanded.  Subject to the provisions of the Companies Acts, a poll may be demanded by:

(a)           the chairman of the meeting; or

(b)           at least five members present in person or by proxy having the right to vote on the resolution; or

(c)           any member or members present in person or by proxy representing not less than one-tenth of the total voting rights of all the members having the right to vote on the resolution; or

(d)           any member or members present in person or by proxy holding shares conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Declaration of result

76.           Unless a poll is duly demanded (and the demand is not withdrawn before the poll is taken) a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Withdrawal of demand for poll

77.           The demand for a poll may be withdrawn before the poll is taken, but only with the consent of the chairman.  A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.  If the demand for a poll is withdrawn, the chairman or any other member entitled may demand a poll.

Conduct of poll

78.           Subject to Article 79, a poll shall be taken as the chairman directs and he may, and shall if required by the meeting, appoint scrutineers (who need not be members) and determine a time and place for declaring the result of the poll.  The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

When poll to be taken

79.           A poll demanded on the election of a chairman or on a question of adjournment shall be taken at the meeting at which it is demanded.  A poll demanded on any other question shall be taken either at the meeting or at such time and place as the chairman directs not being more than 30 days after the poll is demanded.  The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.  If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

Notice of poll

80.           No notice need be sent of a poll not taken at the meeting at which it is demanded if the time and place at which it is to be taken are announced at the meeting.  In any other case notice shall be sent at least seven clear days before the taking of the poll specifying the time and place at which the poll is to be taken.

Votes of members

Right to vote

81.           Members who are present at a general meeting and duly appointed proxies present at a general meeting can vote on a show of hands.  They will have one vote each.

On a poll, every member present in person or by proxy will have one vote for every share he holds.

This is subject to any special rights or restrictions as to voting which are given to any shares or upon which any shares may be held at the relevant time, and to these Articles.  This includes, but is not limited to, the rights of holders of Preference Shares as determined pursuant to Article 6(c).

If a member or his duly appointed proxy present at a general meeting votes on a poll, he does not have to use all of his votes or cast all his votes in the same way.

Votes of joint holders

82.           In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders.  For this purpose seniority shall be determined by the order in which the names of the holders stand in the register.

Member under incapacity

83.           A member in respect of whom an order has been made by a court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised for that purpose appointed by that court or official.  That receiver, curator bonis or other person may, on a poll, vote by proxy.  The right to vote shall be exercisable only if evidence satisfactory to the board of the authority of the person claiming to exercise the right to vote has been received by the Company, or at another place specified in accordance with these Articles for the delivery of proxy appointments, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised.

Calls in arrears

84.           No member shall be entitled to vote at a general meeting or at a separate meeting of the holders of any class of shares in the capital of the Company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

Errors in voting

85.           If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of the meeting, and, in the opinion of the chairman, it is of sufficient magnitude to vitiate the result of the voting.

Objection to voting

86.           No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is tendered.  Every vote not disallowed at such meeting shall be valid and every vote not counted which ought to have been counted shall be disregarded.  Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

Voting: additional provisions

87.           On a poll, votes may be given either personally or by proxy.  A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

Proxies and corporate representatives

Appointment of proxy:
signing

88.           The appointment of a proxy shall be in writing and shall be signed in such manner as the board may approve.  Subject thereto, the appointment of a proxy shall be signed by the appointor or his attorney or, if the appointor is a corporation, signed by a duly authorised officer, attorney or other authorised person or under its common seal.  If the board so determines for the purpose of this Article and Articles 89, 90, 91, and 92, a proxy appointment in electronic form need not comprise writing and need not be signed but shall instead be subject to such conditions as the board may approve.

Method of proxy appointment

89.           The appointment of a proxy shall be in any usual form or in any other form which the board may approve.  Subject thereto, the appointment of a proxy may be:

(a)           by means of an instrument; or

(b)           sent by electronic means to such address (if any) for the time being notified by or on behalf of the Company for that purpose.

The board may, if it thinks fit, at the Company’s expense send forms of proxy for use at the meeting and issue invitations by electronic means to appoint a proxy in relation to the meeting in such form as may be approved by the board.  The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned.  A member may appoint more than one proxy to attend on the same occasion and if he does he shall specify the number of shares in respect of which each proxy is entitled to exercise the related votes and shall ensure that no proxy is appointed to exercise the votes which any other proxy has been appointed by that member to exercise.

Delivery/receipt of proxy appointment

90.           Without prejudice to Article 64(b) or to the second sentence of Article 73, the appointment of a proxy shall:

(a)           in the case of an instrument, be delivered personally or by post to the office or such other place within the United Kingdom as may be specified by or on behalf of the Company for that purpose:

(i)            in the notice convening the meeting, or

(ii)           in any form of proxy sent by or on behalf of the Company in relation to the meeting,

not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time appointed for holding the meeting pursuant to Article 64) at which the person named in the appointment proposes to vote; or

(b)           in the case of an appointment made by electronic means, where an address has been specified by or on behalf of the Company for the purpose of receiving appointment of proxies by electronic means:

(i)            in the notice convening the meeting, or

(ii)           in any form of proxy sent by or on behalf of the Company in relation to the meeting, or

(iii)          in any invitation sent by electronic means to appoint a proxy issued by or on behalf of the Company in relation to the meeting,

be received at that address not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

(c)           in either case, where a poll is taken more than 48 hours after it is demanded, be delivered or received as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(d)           in the case only of an instrument, where a poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director.

The board may at its discretion determine that in calculating the periods mentioned in this Article no account shall be taken of any part of a day that is not a working day.

Receipt of authority

91.           Where the appointment of a proxy is expressed to have been or purports to have been signed by a person on behalf of the holder of a share:

(a)           the Company may treat the appointment as sufficient evidence of the authority of that person to sign the appointment on behalf of that holder;

(b)           that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of any written authority under which the appointment has been signed, or a copy of such authority certified notarially or in some other way approved by the board, to such address and by such time as may be specified in the request and, if the request is not complied with in any respect, the appointment may be treated as invalid; and

(c)           whether or not a request under Article 91(b) has been made or complied with, the Company may determine that it has insufficient evidence of the authority of that person to sign the appointment on behalf of that holder and may treat the appointment as invalid.

Validity of proxy appointment

92.           A proxy appointment which is not delivered or received in accordance with Article 90, or in respect of which Article 91 has not been complied with, shall be invalid.  No proxy appointment shall be valid more than twelve months after the date of its receipt save that, unless the contrary is stated in it, an appointment of a proxy shall be valid for use at an adjourned meeting or a poll after a meeting or an adjourned meeting even after twelve months, if it was valid for the original meeting. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one which was received last shall be treated as replacing and revoking the others as regards that share; if the Company is unable to determine which was received last, none of them shall be treated as valid in respect of that share.  Any question as to whether a proxy appointment has been validly delivered or received which is unresolved at the commencement of a general meeting shall be referred to the chairman whose decision shall be final and conclusive.  The proceedings at a general meeting shall not be invalidated where an appointment of a proxy in respect of that meeting is sent in electronic form as provided in these Articles, but because of a technical problem it cannot be read by the recipient.

Rights of proxy

93.           The proxy appointment shall be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit.  The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

Revocation of authority

94.           A vote given or poll demanded by a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding the poll unless notice of the determination was either delivered or received as mentioned in the following sentence not later than the last time at which an appointment of proxy should have been received in order to be valid for use at the meeting or on the holding of the poll at which the vote was given or the poll demanded.  Such notice of determination shall be either by means of an instrument delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 90(a) or delivered in electronic form to the address (if any) specified by or on behalf of the Company in accordance with Article 90(b), regardless of whether any relevant proxy appointment was effected by means of an instrument or by electronic means.  For the purpose of this Article, such a notice of determination delivered in electronic form need not comprise writing if the board has determined that the relevant proxy appointment in electronic form need not comprise writing.

Company investigations

Part 22 of the Companies Act 2006

95.           If at any time the board is satisfied that any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under section 793 of the Act (a “section 793 notice”) and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, then the board may, in its absolute discretion at any time thereafter by notice (a “direction notice”) to such member direct that:

(a)           in respect of the shares in relation to which the default occurred (the “default shares”, which expression includes any shares issued after the date of the section 793 notice in respect of those shares) the member shall not be entitled to attend or vote either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares or on a poll; and

(b)           where the default shares represent at least ¼ of one per cent. in nominal value of the issued shares of their class (calculated exclusive of any shares of that class held as treasury shares), the direction notice may additionally direct that in respect of the default shares:

(i)            no payment shall be made by way of dividend and no share shall be allotted pursuant to Article 162;

(ii)           no transfer of any default share shall be registered unless:

(A)          the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the board may in its absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; or

(B)          the transfer is an approved transfer; or

(C)          registration of the transfer is required by the uncertificated securities rules.

Copy of notice to interested persons

96.           The Company shall send the direction notice to each other person appearing to be interested in the default shares, but the failure or omission by the Company to do so shall not invalidate such notice.

When restrictions cease to have effect

97.           Any direction notice shall cease to have effect not more than seven days after the earlier of receipt by the Company of:

(a)           a notice of an approved transfer, but only in relation to the shares transferred; or

(b)           all the information required by the relevant section 793 notice, in a form satisfactory to the board.

Board may cancel restrictions

98.           The board may at any time send a notice cancelling a direction notice.

Conversion of uncertificated shares

99.           The Company may exercise any of its powers under Article 13 in respect of any default share that is held in uncertificated form.

Supplementary provisions

100.         For the purposes of this Article and Articles 95, 96, 97, 98 and 99:

(a)           a person shall be treated as appearing to be interested in any shares if the member holding such shares has sent to the Company a notification under section 793 of the Companies Act 2006 which either (i) names such person as being so interested or (ii) fails to establish the identities of all those interested in the shares, and (after taking into account the said notification and any other relevant section 793 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(b)           the prescribed period is 14 days from the date of service of the section 793 notice; and

(c)           a transfer of shares is an approved transfer if:

(i)            it is a transfer of shares pursuant to an acceptance of a takeover offer (within the meaning of section 974 of the Companies Act 2006); or

(ii)           the board is satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with any other person appearing to be interested in the shares; or

(iii)          the transfer results from a sale made through a recognised investment exchange as defined in the Financial Services and Markets Act 2000 or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded.

Section 794 of the Companies Act 2006

101.         Nothing contained in Articles 95, 96, 97, 98 or 99  limits the power of the Company under section 794 of the Companies Act 2006.

Number of directors

Limits on number of directors

102.         Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall be not fewer than 8 nor more than 20.

Election and retirement of directors

Number of directors to retire

103.         At every annual general meeting any director:

(a)           who has been appointed by the board since the last annual general meeting, or

(b)           who held office at the time of the two preceding annual general meetings and who did not retire at either of them, or

(c)           who has held office with the Company, other than employment or executive office, for a continuous period of nine years or more at the date of the meeting,

shall retire from office and may offer himself for election/re-election by the members.

When director deemed to be re-elected

104.         If the Company does not fill the vacancy at the meeting at which a director retires by rotation or otherwise, the retiring director shall, if willing to act, be deemed to have been re-elected unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the re-election of the director is put to the meeting and lost.

Eligibility for election

105.         No person other than a director retiring by rotation shall be elected as a director at any general meeting unless:

(a)           he is recommended by the board; or

(b)           not less than seven nor more than 42 days before the date appointed for the meeting, notice signed by three or more members entitled to attend and vote at the meeting holding between them shares of any class of an aggregate nominal value of at least £10,000 (none of them being the person to be proposed) has been received by the Company of the intention to propose that person for election stating the particulars which would, if he were so elected, be required to be included in the Company’s register of directors, together with notice signed by that person of his willingness to be elected.

Separate resolutions on election

106.         Except as otherwise authorised by the Companies Acts, the election of any person proposed as a director shall be effected by a separate resolution.

Additional powers of the Company

107.         The Company may by ordinary resolution elect a person who is willing to act to be a director either to fill a vacancy or as an additional director.  The election of a person to fill a vacancy or as an additional director shall take effect from the end of the meeting.

Appointment by board

108.         The board may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director and in either case whether or not for a fixed term, provided that the appointment does not cause the number of directors to exceed the number, if any, determined by or in accordance with these Articles as the maximum number of directors.  Irrespective of the terms of his appointment, a director so appointed shall hold office only until the next following general meeting.  If not elected at such general meeting, he shall vacate office at its conclusion.

Position of retiring directors

109.         A director who retires at an annual general meeting may, if willing to act, be re-elected.  If he is not re-elected or deemed re-elected, he shall retain office until the meeting elects someone in his place, or if it does not do so, until the end of the meeting or when a resolution to re-elect the director is put to the meeting and lost.

Share qualification

110.         The qualification of every director shall be the beneficial ownership of that number of shares as may from time to time be determined by ordinary resolution at any general meeting of the Company.  A director may act before acquiring his qualification but shall in any case unless already qualified acquire the same within one year of his election.

Alternate directors

Power to appoint alternates

111.         Any director (other than an alternate director) may appoint any other director, or any other person approved by resolution of the board and willing to act, to be an alternate director and may remove from office an alternate director so appointed by him.  An alternate director shall not be required to hold any share qualification.

Alternates entitled to receive notice

112.         An alternate director shall be entitled to receive notice of all meetings of the board and of all meetings of committees of the board of which his appointor is a member, to attend and vote at any such meeting at which his appointor is not personally present, and generally to perform all the functions of his appointor (except as regards power to appoint an alternate) as a director in his absence.  It shall not be necessary to send notice of such a meeting to an alternate director who is absent from the United Kingdom.

Alternates representing more than one director

113.         A director or any other person may act as alternate director to represent more than one director, and an alternate director shall be entitled at meetings of the board or any committee of the board to one vote for every director whom he represents (and who is not present) in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present.

Expenses and remuneration of alternates

114.         An alternate director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a director but shall not be entitled to receive any remuneration from the Company in respect of his services as an alternate director.  An alternate director shall be entitled to be indemnified by the Company to the same extent as if he were a director.

Termination of appointment

115.         An alternate director shall cease to be an alternate director:

(a)           if his appointor ceases to be a director; but, if a director retires but is re-elected or deemed to have been re-elected at the meeting at which he retires, any appointment of an alternate director made by him which was in force immediately prior to his retirement shall remain in force as though he had not retired; or

(b)           on the happening of any event which, if he were a director, would cause him to vacate his office as director; or

(c)           if he resigns his office by notice to the Company.

Method of appointment and revocation

116.         Any appointment or removal of an alternate director shall be by notice to the Company signed by the director making or revoking the appointment and shall take effect in accordance with the terms of the notice (subject to any approval required by Article 111) on receipt of such notice by the Company which shall, in the case of a notice contained in an instrument, be at the office or, in the case of a notice delivered by electronic means, be at such address (if any) for the time being notified by or on behalf of the Company for that purpose.

Alternate not an agent of appointor

117.         Except as otherwise expressly provided in these Articles, an alternate director shall be deemed for all purposes to be a director.  Accordingly, except where the context otherwise requires, a reference to a director shall be deemed to include a reference to an alternate director.  An alternate director shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

Powers of the board

Business to be managed by board

118.         Subject to these Articles and to any directions given by special resolution, the business of the Company shall be managed by the board which may exercise all the powers of the Company, including without limitation the power to dispose of all or any part of the undertaking of the Company.  No alteration of these Articles and no such direction or regulation made by the Company in general meeting shall invalidate any prior act of the board which would have been valid if that alteration or the regulation had not been made or the direction had not been given.  The powers given by this Article shall not be limited by any special power given to the board by these Articles.  A meeting of the board at which a quorum is present may exercise all powers exercisable by the board.

Exercise by Company of voting rights

119.         The board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including without limitation the exercise of that power in favour of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

Delegation of powers of the board

Committees of the board

120.         The board may delegate any of its powers to any committee consisting of such directors, or any other person, as the board thinks fit.  The board may also delegate to any director holding any executive office such of its powers as the board considers desirable to be exercised by him.  Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the board may specify, and may be revoked or altered.  Any person other than a director who the directors co-opt onto any committee may enjoy voting rights in the committee.  Subject to any conditions imposed by the board, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of directors so far as they are capable of applying and are not superseded by any conditions made by the board under this Article.  Any committee formed to consider the remuneration of the directors shall consist exclusively of non-executive directors.

Local management

121.         The board may from time to time provide for management and transaction of the affairs of the Company in any specified locality whether at home or abroad in such manner as they think fit and the provisions contained in the next Article shall be without prejudice to the general power conferred by this Article.

Local boards etc.

122.         The board may establish local or divisional boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of the local or divisional boards, or any managers or agents, and may determine their remuneration.  The board may delegate to any local or divisional board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the board, with power to sub-delegate, and may authorise the members of any local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies.  Any appointment or delegation made pursuant to this Article may be made on such terms and subject to such conditions as the board may decide.  The board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

Agents

123.         The board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in the board) and on such conditions as the board determines, including without limitation authority for the agent to delegate all or any of his powers, authorities and discretions, and may revoke or vary such delegation.

Offices including title “director”

124.         The board may appoint any person to any office or employment having a designation or title including the word “director” (whether as associate group directors, divisional, departmental, deputy, assistant, local, advisory or otherwise) or attach to any existing office or employment with the Company such a designation or title and may define, vary, limit and restrict the powers, authorities and directions of persons so appointed and may determine their recommendations and duties and, subject to any contract between such a person and the Company, may terminate any such appointment or the use of any such designation or title.  The inclusion of the word “director” in the designation or title of any such office or employment shall not imply that the holder is a director of the Company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a director of the Company for any of the purposes of these Articles.

Disqualification and removal of directors

Disqualification as a director

125.         The office of a director shall be vacated and he shall automatically cease to be a member of any committee if:

(a)           he ceases to be a director by virtue of any provisions of the Companies Acts or these Articles or he becomes prohibited by law from being a director; or

(b)           he becomes bankrupt or makes any arrangement or composition with his creditors generally or shall apply to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act; or

(c)           he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1984; or

(d)           an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or a

(e)           a registered medical practitioner who is treating him gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(f)            he resigns his office by written notice received by the Company or if he tenders his resignation in writing to the board and the board resolves to accept it or, having been appointed for a fixed term, the term expires or his office as a director is vacated pursuant to Article 108; or

(g)           he has been absent for more than six consecutive months without permission of the board from meetings of the board held during that period and his alternate director (if any) has not attended in his place during that period and the board resolves that his office be vacated;

(h)           he is requested to resign by a notice in writing signed by no fewer than three-quarters of the other directors received by the Company.  Such a request can consist of several documents in the same form signed by one or more directors.  In calculating the number of directors who are required to make such a request to the director, (i) an alternate director appointed by him acting in his capacity as such shall be excluded; and (ii) a director and any alternate director appointed by him and acting in his capacity as such shall constitute a single director for this purpose, so that signature by either shall be sufficient;

(i)            he is removed from office by a resolution of the board passed at a meeting of the board at which every director is present (other than the holder of the office to be vacated) and in respect of which no fewer than three-quarters of the other directors have voted in favour.  In calculating the number of directors who are required to pass such a resolution, (i) an alternate director appointed by him acting in his capacity as such shall be excluded; and (ii) a director and any alternate director appointed by him and acting in his capacity as such shall constitute a single director for this purpose;

(j)            he ceases to hold the required amount of shares to qualify him for office or does not (unless already qualified) acquire the same within one year after election or appointment;

(k)           without the approval of the board he is or becomes a director, auditor or other officer of any company carrying on business similar to that carried on by the Company or any subsidiary of the Company and the board resolves that his office be vacated; or

(l)            being the holder of any other office or place of profit under the Company or under any subsidiary of the Company he vacates or is removed from that office or place of profit for any reason and the board passes a resolution or signs a notice in accordance with paragraph (h) or (i) above that his office of director be vacated.

Power of Company to remove director

126.         The Company may, without prejudice to the provisions of the Companies Acts, by ordinary resolution remove any director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such director, but without prejudice to any claim he may have for damages for breach of any such agreement).  Special notice must be given of any resolution to remove a director in accordance with this Article but no director proposed to be removed in accordance with this Article has any special right to protest against his removal.  The Company may, by ordinary resolution, elect another person in place of a director removed from office in accordance with this Article.  Any person so elected shall, for the purpose of determining the time at which he or any other director is to retire by rotation, be treated as if he had become a director on the day on which the director in whose place he is elected was last elected a director.  In default of such appointment the vacancy arising on the removal of a director from office may be filled as a casual vacancy.

Remuneration of non-executive directors

Ordinary remuneration

127.         The ordinary remuneration of the directors who do not hold executive office for their services shall be such amount as the board may from time to time determine and shall be divided among the non-executive directors in such proportion or manner as the board may determine.

Additional remuneration for special services

128.         Any director who does not hold executive office and who by the request of the board goes or resides abroad for any purpose of the Company or otherwise performs special services which in the opinion of the board are outside the scope of the ordinary duties of a director, may (without prejudice to the provisions of Article 127) be paid such extra remuneration by way of salary, commission or otherwise as the board may determine.

Directors’ expenses

Directors may be paid expenses

129.         The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the board or committees of the board, general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.  The Company may also fund a director’s expenditure and that of a director of any subsidiary of the Company for the purposes permitted under the Companies Acts and may do anything to enable a director or a director of any subsidiary of the Company to avoid incurring such expenditure as provided in the Companies Acts.

Executive directors

Appointment to executive office

130.         The board may appoint one or more of its body to be the holder of any executive office (except that of auditor) in the Company and may enter into an agreement or arrangement with any director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director.  Any such appointment, agreement or arrangement may be made on such terms, including without limitation terms as to remuneration, as the board determines.  The board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company because of the revocation or variation.

131.         Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any rights or claims which he may have against the Company by reason of such cessation.  A director appointed to an executive office shall not cease to be a director merely because his appointment to such executive office terminates.

Emoluments to be determined by the Board

132.         The emoluments of any director holding executive office for his services as such shall be determined by the board or a remuneration committee established by the board for this purpose, and may be of any description, including without limitation admission to, or continuance of, membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

Directors’ interests

Conflicts of interest requiring board authorisation

133.

(a)           The board may, subject to the quorum and voting requirements set out in this Article, authorise any matter which would otherwise involve a director breaching his duty under the Companies Acts to avoid conflicts of interest (“Conflict”).

(b)           A director seeking authorisation in respect of a Conflict shall declare to the board the nature and extent of his interest in a Conflict as soon as is reasonably practicable. The director shall provide the board with such details of the relevant matter as are necessary for the board to decide how to address the Conflict together with such additional information as may be requested by the board.

(c)           Any director (including the relevant director) may propose that the relevant director be authorised in relation to any matter the subject of a Conflict. Such proposal and any authority given by the board shall be effected in the same way that any other matter may be proposed to and resolved upon by the board under the provisions of these Articles save that:

(i)            the relevant director and any other director with a similar interest shall not count towards the quorum nor vote on any resolution giving such authority; and

(ii)           the relevant director and any other director with a similar interest may, if the other members of the board so decide, be excluded from any board meeting while the Conflict is under consideration.

(d)           Where the board gives authority in relation to a Conflict:

(i)            the board may (whether at the time of giving the authority or subsequently) (a) require that the relevant director is excluded from the receipt of information, the participation in discussion and/or the making of decisions (whether at meetings of the board or otherwise) related to the Conflict; and (b) impose upon the relevant director such other terms for the purpose of dealing with the Conflict as it may determine;

(ii)           the relevant director will be obliged to conduct himself in accordance with any terms imposed by the board in relation to the Conflict;

(iii)          the board may provide that where the relevant director obtains (otherwise than through his position as a director of the Company) information that is confidential to a third party, the director will not be obliged to disclose that information to the Company, or to use or apply the information in relation to the Company’s affairs, where to do so would amount to a breach of that confidence;

(iv)          the terms of the authority shall be recorded in writing (but the authority shall be effective whether or not the terms are so recorded); and

(v)           the board may revoke or vary such authority at any time but this will not affect anything done by the relevant director prior to such revocation in accordance with the terms of such authority.

Other conflicts of interest

134.

(a)           If a director is in any way directly or indirectly interested in a proposed contract with the Company or a contract that has been entered into by the Company, he must declare the nature and extent of that interest to the directors in accordance with the Companies Acts.

(b)           Provided he has declared his interest in accordance with paragraph (a), a director may:

(i)            be party to, or otherwise interested in, any contract with the Company or in which the Company has a direct or indirect interest;

(ii)           hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of director for such period and upon such terms, including as to remuneration, as the board may decide;

(iii)          act by himself or through a firm with which he is associated in a professional capacity for the Company or any other company in which the Company may be interested (otherwise than as auditor);

(iv)          be or become a director or other officer of, or employed by or otherwise be interested in any subsidiary company of the Company or any other company in which the Company may be interested; and

(v)           be or become a director of any other company in which the Company does not have an interest and which cannot reasonably be regarded as giving rise to a conflict of interest at the time of his appointment as a director of that other company.

Benefits

135.         A director shall not, by reason of his office or of the fiduciary relationship thereby established, be liable to account to the Company for any remuneration, profit or other benefit realised by reason of his having any type of interest authorised under Article

134(a) or permitted under Article 134(b) and no contract shall be liable to be avoided on the grounds of a director having any type of interest authorised under Article 133(a) or permitted under Article 134(b).

Quorum and voting requirements

136.

(a)           A director shall not vote on or be counted in the quorum in relation to any resolution of the board concerning his own appointment, or the settlement or variation of the terms or the termination of his own appointment, as the holder of any office or place of profit with the Company or any other company in which the Company is interested.

(b)           Where proposals are under consideration concerning the appointment, or the settlement or variation of the terms or the termination of the appointment, of two or more directors to offices or places of profit with the Company or any other company in which the Company is interested, a separate resolution may be put in relation to each director and in that case each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution unless it concerns his own appointment or the settlement or variation of the terms or the termination of his own appointment or the appointment of another director to an office or place of profit with a company in which the Company is interested and the director seeking to vote or be counted in the quorum has a Relevant Interest in it.

(c)           A director shall not vote on, or be counted in the quorum in relation to, any resolution of the board in respect of any contract in which he has an interest and, if he shall do so, his vote shall not be counted, but this prohibition shall not apply to any resolution where that interest cannot reasonably be regarded as likely to give rise to a conflict of interest or where that interest arises only from one or more of the following matters:-

(i)            the giving to him of any guarantee, indemnity or security in respect of money lent or obligations undertaken by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

(ii)           the giving to a third party of any guarantee, indemnity or security in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(iii)          the giving to him of any other indemnity where all other directors are also being offered indemnities on substantially the same terms;

(iv)          the funding by the Company of his expenditure on defending proceedings or the doing by the Company of anything to enable him to avoid incurring such expenditure where all other directors are being offered substantially the same arrangements;

(v)           where the Company or any of its subsidiary undertakings is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to participate;

(vi)          any contract in which he is interested by virtue of his interest in shares or debentures or other securities of the Company or by reason of any other interest in or through the Company;

(vii)         any contract concerning any other company (not being a company in which the director has a Relevant Interest) in which he is interested directly or indirectly whether as an officer, shareholder, creditor or otherwise howsoever;

(viii)        any contract concerning the adoption, modification or operation of a pension fund, superannuation or similar scheme or retirement, death or disability benefits scheme or employees’ share scheme which relates both to directors and employees of the Company or of any of its subsidiary undertakings and does not provide in respect of any director as such any privilege or advantage not accorded to the employees to which the fund or scheme relates;

(ix)           any contract for the benefit of employees of the Company or of any of its subsidiary undertakings under which he benefits in a similar manner to the employees and which does not accord to any director as such any privilege or advantage not accorded to the employees to whom the contract relates; and

(x)            any contract for the purchase or maintenance of insurance against any liability for, or for the benefit of, any director or directors or for, or for the benefit of, persons who include directors.

(d)           In relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

(e)           Where a company in which a director has a Relevant Interest is interested in a contract, he also shall be deemed interested in that contract.

(f)            If any question shall arise at any meeting of the board as to the interest of a director (other than the chairman of the meeting) in a contract and whether it is likely to give rise to a conflict of interest or as to the entitlement of any director (other than the chairman of the meeting) to vote or be counted in the quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be referred to the chairman of the meeting and his ruling in relation to the director concerned shall be conclusive except in a case where the nature or extent of the director’s interest (so far as it is known to him) has not been fairly disclosed to the board.  If any question shall arise in respect of the chairman of the meeting, the question shall be decided by a resolution of the board (for which purpose the chairman of the meeting shall not vote on the matter) and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chairman of the meeting (so far as it is known to him) has not been fairly disclosed to the board.

(g)           Subject to these Articles, the board may also cause any voting power conferred by the shares in any other company held or owned by the Company or any power of appointment to be exercised in such manner in all respects as it thinks fit, including the exercise of the voting power or power of appointment in favour of the appointment of the directors or any of them as directors or officers of the other company, or in favour of the payment of remuneration to the directors or officers of the other company.  Subject to these Articles, a director may also vote on and be counted in the quorum in relation to any of such matters.

General

137.

(a)           References in these Articles to

(i)            a contract include references to any proposed contract and to any transaction or arrangement or proposed transaction or arrangement whether or not constituting a contract; and

(ii)           a conflict of interest include a conflict of interest and duty and a conflict of duties.

(b)           A Relevant Interest means an interest in one per cent. or more of any class of the equity share capital of a company (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights available to members of that company if and so long as the director is to his knowledge (either directly or indirectly) the holder of or beneficially interested in such interest.

(c)           The Company may by ordinary resolution suspend or relax the provisions of this Article to any extent or ratify any contract not properly authorised by reason of a contravention of these Articles.

Proceedings of the board

Convening meetings

138.         Subject to the provisions of these Articles, the board may regulate its proceedings as it thinks fit.  A director may, and the secretary (or one of the secretaries if there be more than one) at the request of a director shall, call a meeting of the board.  Notice of a board meeting shall be deemed to be properly sent to a director if it is given to him personally or by word of mouth or sent by instrument to him, at his last known address or such other address (if any) as may for the time being be notified by him or on his behalf to the Company for that purpose, or sent by electronic means to such address (if any) for the time being notified by him or on his behalf to the Company for that purpose.  It shall not be necessary to send notice of a board meeting to a director who is for the time being absent from his last known address or such other address (if any) for the time being notified by him or on his behalf to the Company and who has provided no forwarding address or who, having provided such address, cannot be contacted after reasonable attempts to do so.  Questions arising at a meeting shall be decided by a majority of votes.  In the case of an equality of votes, the chairman shall have a second or casting vote.  Any director may waive notice of a meeting and any such waiver may be retrospective.  Any communication by electronic means pursuant to this Article need not comprise writing if the board so determines.

Quorum

139.         The quorum for the transaction of the business of the board may be determined by the board and unless so determined at any other number shall be two.  A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum.  Any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no director objects.

Powers of directors if number falls below minimum

140.         The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but, if the number of directors is less than the number determined to be the quorum, the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

Chairman and deputy chairman

141.         The board may appoint one of their number to be the chairman, and one of their number to be the deputy chairman, of the board and may at any time remove either of them from such office.  Unless he is unwilling to do so, the director appointed as chairman, or in his stead the director appointed as deputy chairman, shall preside at every meeting of the board at which he is present.  If there is no director holding either of those offices, or if neither the chairman nor the deputy chairman is willing to preside or neither of them is present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.

Validity of acts of the board

142.         All acts done by a meeting of the board, or of a committee of the board, or by a person acting as a director or alternate director, shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or any member of the committee or alternate director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or, as the case may be, an alternate director and had been entitled to vote.

Resolutions in writing

143.         A resolution in writing signed by all the directors entitled to receive notice of a meeting of the board or of a committee of the board (not being less than the number of directors required to form a quorum of the board) shall be as valid and effectual as if it had been passed at a meeting of the board or (as the case may be) a committee of the board duly convened and held.  For this purpose:

(a)           a resolution may be by means of an instrument or a communication in electronic form sent to such address (if any) for the time being notified by the Company for that purpose;

(b)           a resolution may consist of several instruments or communications in electronic form, each signed by one or more directors, or a combination of both;

(c)           a resolution signed by an alternate director need not also be signed by his appointor; and

(d)           a resolution signed by a director who has appointed an alternate director need not also be signed by the alternate director in that capacity.

Meetings by telephone etc.

144.         Without prejudice to the first sentence of Article 138, a person entitled to be present at a meeting of the board or of a committee of the board shall be deemed to be present for all purposes if he is able (directly or by telephone) to speak to and be heard by all those present or deemed to be present simultaneously.  A director so deemed to be present shall be entitled to vote and be counted in a quorum accordingly.  Such a meeting shall be deemed to take place where it is convened to be held or (if no director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is.  The word meeting in these Articles shall be construed accordingly.

Borrowing powers

Power to borrow

145.         The board may exercise all the powers of the Company to borrow money, to guarantee, to indemnify, to mortgage or charge its undertaking, property, assets (present and future) and uncalled capital, and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Borrowing limit

146.         The board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings (if any) so as to secure (but as regards subsidiary undertakings, only so far as by the exercise of such rights or powers of control the board can secure) that, save with the previous sanction of an ordinary resolution and subject as provided below, no money shall be borrowed if the principal amount outstanding of all Borrowings by the Company and its subsidiary undertakings (if any), then exceeds, or would as a result of such borrowing exceed, an amount equal to the aggregate of the Share Capital and Consolidated Reserves and one tenth of the Insurance Funds of the Company and each of its subsidiary undertakings as shown in the Audited Consolidated Balance Sheet.

Persons dealing with the Company

147.         No person dealing with the Company shall be concerned to see or enquire whether the restriction imposed by Article 146 is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had, at the time when the debt was incurred or security given, express notice that the said limit had been or would thereby be exceeded.

Determining whether limit breached

148.         A determination by the auditors as to the amount of Borrowings or the amount of the Share Capital and Consolidated Reserves or to the effect that the limit imposed by Article 146 has not been or will not be exceeded at any particular time or times shall be conclusive evidence of such amount or fact for the purposes of Article 146.

Nevertheless for the purposes of Article 146 the board may at any time act in reliance on a bona fide estimate of the amount of the Borrowings or Share Capital and Consolidated Reserves.

Definitions

149.         For the purposes of this Article and Articles 145 to 148:

Audited Consolidated Balance Sheet means the most recent audited consolidated balance sheet of the Company prepared in accordance with the Companies Acts dealing with the state of affairs of the Group;

The Company may from time to time change the accounting convention on which the audited consolidated balance sheet is based provided that any new convention adopted complies with the requirements of the Companies Acts.  If the Company should prepare its main audited consolidated balance sheet on the basis of one convention, but a supplementary audited consolidated balance sheet on the basis of another, the main audited consolidated balance sheet shall be taken as the audited consolidated balance sheet;

Borrowings means the aggregate amount of all liabilities of the Group which in accordance with the accounting bases and principles of the Group are treated as borrowings in the Audited Consolidated Balance Sheet of the Group or which are determined by the directors to have the character of borrowed money but:

(a)           adjusted as appropriate in respect of any variation to borrowings since the date of the latest Audited Consolidated Balance Sheet as determined by the board;

(b)           making such other adjustments (if any) as the directors of the Company consider appropriate;

(c)           shall be deemed not to include the following:

(i)            borrowings incurred in connection with the investment assets held in respect of Insurance Funds;

(ii)           moneys deposited with the Company or any of its subsidiary undertakings in connection with insurance business or with any staff saving scheme;

(iii)          amounts secured by policies, guarantees, indemnities, bonds or contracts issued or given by the Company or any of its subsidiary undertakings in the course of its business as an insurance company;

(iv)          moneys deposited with, borrowings made by or amounts secured by guarantees, indemnities, bonds or contracts issued or given by the Company or any of its subsidiary undertakings in connection with the business of banking or deposit taking;

(v)           without prejudice to the generality of sub-paragraph (c)(iv), the borrowings of any subsidiary undertaking the shares of which are listed on any Stock Exchange;

(vi)          borrowings attributable to any undertaking the Company’s interest in which is equity accounted in the Audited Consolidated Balance Sheet;

(vii)         any intra-Group borrowings; and

(viii)        any indebtedness for borrowed money incurred in respect of which the person to whom such indebtedness is owed has no recourse whatsoever to the issuer or any member of the Group, other than recourse for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) directly or indirectly attributable to specified assets or contracts (or a specified class of asset or contract) or the profits or regulatory surplus emerging from specified assets or contracts (or a specified class thereof);

borrowings expressed in a currency other than sterling shall be converted into sterling as follows:

(d)           as regards a borrowing shown as outstanding in whole or in part in the then latest Audited Consolidated Balance Sheet, at the rate of exchange adopted for the purpose of that balance sheet;

(e)           as regards other borrowings (that is to say those borrowings no part of which was outstanding at the date of the relevant balance sheet) at the rates of exchange ruling in London at the close of business on the date upon which they were incurred; but so that

(f)            an overdraft or other borrowing on current account expressed in a currency other than sterling shall be converted:

(i)            if at the date of the relevant balance sheet any amount was outstanding on that overdraft or current account, at the rates indicated in clauses (i) or (ii) above; and

(ii)           if no such amount was then outstanding at the rates of exchange ruling in London at the close of business on the date upon which, since the date of such balance sheet, the overdraft or current account was first in debit, notwithstanding, in either case, its subsequent repayment and a later borrowing on the same account;

Group means the Company and its subsidiary undertakings;

Insurance Funds means the technical provisions maintained by the Group in respect of insurance and investment contracts and any unallocated surplus in respect of the Group’s long term insurance business;

Share Capital and Consolidated Reserves means the capital and reserves as shown by the then latest Audited Consolidated Balance Sheet but:

(a)           adjusted as may be appropriate in respect of (i) any subsequent variation in the paid up share capital or share premium account of the Company, and so that for this purpose if the Company has issued any shares for cash and the issue has been underwritten then the amount (including any premium) of the subscription moneys (not being moneys payable later than three months after the date of the allotment) shall be deemed to have been paid up at the date when the underwriting became unconditional; (ii) any companies which since the date of such balance sheet have become or have ceased to be subsidiary undertakings; and (iii) any companies which will become or cease to be subsidiary undertakings as a result of the transaction in relation to which the calculation falls to be made;

(b)           after making an appropriate deduction in respect of any distribution other than to the Company or another subsidiary undertaking out of profits earned prior to the date of such balance sheet and not provided for therein;

(c)           deducting any amounts attributable to goodwill or other intangible assets shown as such in the latest Audited Consolidated Balance Sheet (such as, but not limited to, the present value acquired in-force long term business and present value future margins relating to advances from insurers);

(d)           excluding any amounts set aside for taxation and any amounts attributable to minority interests in subsidiary undertakings;

(e)           deducting a sum equivalent to any debit balance on profit and loss account;

(f)            after making such other adjustments (if any) as the directors may consider appropriate; and

(g)           excluding the effect on the reserves of the Company of any retirement benefits scheme surplus or deficit which would otherwise be reflected in accordance with any applicable accounting standard; and

Sterling means the lawful currency of the United Kingdom and the certificate of the auditors as to any relevant rate of exchange shall be conclusive and binding.

Gratuities, pensions and insurance

Gratuities and pensions

150.         Without prejudice to the general powers conferred by Article 118 and so as not to limit or restrict those powers, the board may, subject to such conditions as they may determine (by establishment of, or maintenance of, schemes or otherwise) establish and support or aid in the establishment of such associations, institutions, clubs, trusts, funds or provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present director or employee or ex-employee of the Company or any of its subsidiary undertakings or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

Insurance

151.         Without prejudice to the provisions of Article 196, the board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

(a)           a director, officer, or employee of the Company, or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

(b)           a trustee of any pension fund in which employees of the Company or any other body referred to in Article 151(a) is or has been interested,

                including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund.

Directors not liable to account

152.         No director or former director shall be accountable to the Company or the members for any benefit provided pursuant to Articles 150 and 151.  The receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

Provision for employees

153.         The board is hereby authorised to make such provision as may seem appropriate for the benefit of any persons employed or formerly employed by the Company or any of its subsidiary undertakings in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary undertaking.  Any such provision shall be made by a resolution of the board in accordance with the Companies Acts.

The seal

Authority required for execution of deed

154.         Any instrument executed under the seal shall be signed by at least one director and the secretary or by at least two directors or by one director in the presence of a witness who attests the signature or by such other person or persons as the board may approve.  Any instrument may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the instrument or by applying the seal or a facsimile of it by any other means to the instrument.  For the purpose of the preceding sentence only, “secretary” shall have the same meaning as in the Companies Acts and not the meaning given to it by Article 2.

Certificates for shares and debentures

155.         The board may by resolution determine either generally or in any particular case that any certificate for shares or debentures or representing any other form of security may have any signature affixed to it by some mechanical or electronic means, or printed on it or, in the case of a certificate executed under the seal, need not bear any signature.

Registers

Overseas and local registers

156.         Subject to the provisions of the Companies Acts and the uncertificated securities rules, the Company may keep an overseas or local or other register in any place, and the board may make, amend and revoke any regulations it thinks fit about the keeping of that register.

Authentication and certification of copies and extracts

157.         Any director or the secretary or any other person appointed by the board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

(a)           any document comprising or affecting the constitution of the Company, whether in physical form or electronic form;

(b)           any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the board or any committee of the board, whether in physical form or electronic form; and

(c)           any book, record and document relating to the business of the Company, whether in physical form or electronic form (including without limitation the accounts).

If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the board or a committee of the board, whether in physical form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

Dividends

Payment of dividends

158.         The members of the Company may declare a final dividend in accordance with the respective rights of the members by passing an ordinary resolution at a general meeting of the Company.  No such dividend may exceed the amount recommended by the directors.

159.         The directors may at any time and in accordance with the Companies Acts (i) recommend to the shareholders that a final dividend be declared and recommend the amount of any such dividend and (ii) pay a distribution by way of an interim dividend out of the profits of the Company. No such recommendation shall be made or interim dividend paid unless it appears to the directors to be justified by the position of the Company in accordance with the respective rights of the members.  If the share capital is divided into different classes, the board may recommend that final dividends be declared, or pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear.  The board may also pay at intervals settled by it any dividend payable at a fixed rate if it appears to the board that the profits available for distribution justify payment.  If the board acts in good faith it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of a dividend on any shares having deferred or non-preferred rights.

Apportionment of dividends

160.         Except as otherwise provided by the rights attached to shares, all dividends shall be paid according to the amounts paid up on the shares; but no amount paid on a share in advance of the date on which a call is payable shall be treated for the purpose of this Article as paid on the share.  All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is allotted or issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

Dividends in specie

161.         The board may at any time and from time to time in its absolute discretion, direct that any dividend may be satisfied wholly or partly by the distribution of assets, including without limitation paid up shares or debentures of another body corporate.  The board may make any arrangements it thinks fit to settle any difficulty arising in connection with the distribution, including without limitation (a) the determining of the value for distribution of any assets, (b) the payment of cash to any member on the basis of that value in order to adjust the rights of members, and (c) the vesting of any asset in a trustee.

Extra Shares instead of cash dividend.

162.         The directors may in their absolute discretion offer to members (excluding any member holding shares as treasury shares) the right to elect to receive additional shares credited as fully paid (“Extra Shares”) instead of cash in respect of any dividend or any part of any dividend announced and payable in accordance with Articles 158 and 159 subject to the provisions set out below:

(a)           The directors may specify a particular dividend or dividends or all or any dividends to be paid within a specified period or all dividends to be paid until notice is given that such offer is withdrawn.

(b)           The entitlement of each member to Extra Shares shall be such that the value (calculated in accordance with sub-article (c)) of each Extra Share shall be as nearly as possible equal to (but not greater than) the cash amount that the member would have received by way of dividend.  No fraction of a share shall be allotted and the directors may make such provision as they think fit for any fractional entitlements including provision:

(i)            for the whole or part of the benefit of fractional entitlements to be disregarded or to accrue to the Company; or

(ii)           for the value thereof to be accumulated on behalf of any member, without entitlement to interest and applied subsequently in paying up in full the appropriate number of unissued shares or in payment to such member in cash.

(c)           Extra Shares whensoever allotted shall be allotted at the average of such number of middle market quotations of a share on the London Stock Exchange as the directors may determine (and at such times and by reference to such sources as the directors may determine) during each of at least three consecutive business days determined by the directors on which the shares are quoted ex the relevant dividend.

(d)           The directors, either before or after determining the price and/or basis of allotment, will notify the members in writing of the right of election offered to them and shall send with or following such notice forms of election and specify the procedures to be followed and the place at which the latest date and time by which duly completed forms of election must be received in order to be effective.  The directors may permit members to make an election under this Article for more than one dividend.

(e)           The dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on shares in respect whereof the share election has been duly exercised (the “Elected Shares”), and in lieu thereof Extra Shares shall be allotted to the holders of the Elected Shares on the basis of allotment determined as aforesaid and for such purpose the directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve fund) or profit and loss account as the directors may determine a sum equal to the aggregate nominal amount of additional shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst the holders of the Elected Shares on such basis.

(f)            The directors may on any occasion determine that rights of election shall not extend to any members either where the directors believe that the extension of that right may or would involve the contravention of the laws of any territory or for any other reason that the directors consider in their absolute discretion appropriate and in such event the foregoing provisions of this Article shall be read and construed subject to such determination.

(g)           The Extra Shares allotted in lieu of any dividend shall rank pari passu in all respects with the fully paid shares in issue at the date of allotment except that they will not be entitled to participate in the relevant dividend or share election in lieu.

Permitted deductions and retentions

163.         The board may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him to the Company in respect of that share.  Where a person is entitled by transmission to a share, the board may retain any dividend payable in respect of that share until that person (or that person’s transferee) becomes the holder of that share.

Procedure for payment to holders and others entitled

164.         Any dividend or other moneys payable in respect of a share may be paid:

(a)           in cash; or

(b)           by cheque or warrant made payable to or to the order of the holder or person entitled to payment; or

(c)           by any direct debit, bank or other funds transfer system to the holder or person entitled to payment or, if practicable, to a person designated by notice to the Company by the holder or person entitled to payment;

(d)           in respect of an uncertificated share by means of the relevant system (subject to the facilities and requirements of the relevant system);or

(e)           by any other method approved by the board and agreed (in such form as the Company thinks appropriate) by the holder or person entitled to payment.

Joint entitlement

165.         If two or more persons are registered as joint holders of any share, or are entitled by transmission jointly to a share, the Company may:

(a)           pay any dividend or other moneys payable in respect of the share to any one of them and any one of them may give effectual receipt for that payment; and

(b)           for the purpose of Article 164, rely in relation to the share on the written direction, designation or agreement of, or notice to the Company by, any one of them.

Payment by post

166.         A cheque or warrant may be sent by post:

(a)           where a share is held by a sole holder, to the registered address of the holder of the share; or

(b)           if two or more persons are the holders, to the registered address of either person who is named in the register; or

(c)           if a person is entitled by transmission to the share, as if it were a notice to be sent under Article 182; or

(d)           in any case, to such person and to such address as the person entitled to payment may direct by notice to the Company.

Discharge to Company and risk

167.         Payment of a cheque or warrant by the bank on which it was drawn or the transfer of funds by the bank instructed to make the transfer or, in respect of an uncertificated share, the making of payment in accordance with the facilities and requirements of the relevant system (which, if the relevant system is CREST, may be the creation of an assured payment obligation in respect of the dividend or other moneys payable in favour of the settlement bank of the member or other person concerned) shall be a good discharge to the Company.  Every cheque or warrant sent in accordance with these Articles shall be at the risk of the holder or person entitled.  The Company shall have no responsibility for any sums lost or delayed in the course of payment by any other method used by the Company in accordance with Article 164.

Interest not payable

168.         No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

Forfeiture of unclaimed dividends

169.         Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, if the board so resolves, be forfeited and cease to remain due for payment by the Company.  The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account.  Such payment shall not constitute the Company a trustee in respect of it.  The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a member if those instruments have been returned undelivered to, or left uncashed by, that member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the member’s new address.  The entitlement conferred on the Company by this Article in respect of any member shall cease if the member claims a dividend or cashes a dividend warrant or cheque.

Capitalisation of profits and reserves

Power to transfer profits to reserves

170.         The directors may before making any such distribution out of the profits of the Company under Articles 158 and 159 deduct and set aside such sum or sums as they may think fit as a reserve or reserves (including retained earnings) which shall at the discretion of the directors be applicable for any purpose to which the profits of the company may be properly applied and pending such application may at the like discretion be invested or employed in the business of the Company as the directors may decide.  The directors may also without placing the same to any reserve carry forward any profits which they may think it prudent to carry forward.

Power to capitalise

171.         The board may with the authority of an ordinary resolution of the Company:

(a)           subject to the provisions of this Article, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund (including retained earnings), including without limitation the Company’s share premium account and capital redemption reserve, if any;

(b)           appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in the same proportions;

(c)           apply that sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares, debentures or other obligations of the Company of a nominal amount equal to that sum but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to members credited as fully paid and where the amount capitalised is applied in paying up in full unissued shares, the Company will also be entitled to participate in the relevant distribution in relation to any shares of the relevant class held by it as treasury shares and the proportionate entitlement of the relevant class of members to the distribution will be calculated accordingly;

(d)           allot the shares, debentures or other obligations credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other;

(e)           where shares or debentures become, or would otherwise become, distributable under this Article in fractions, make such provision as they think fit for any fractional entitlements including without limitation authorising their sale and transfer to any person, resolving that the distribution be made as nearly as practicable in the correct proportion but not exactly so, ignoring fractions altogether or resolving that cash payments be made to any members in order to adjust the rights of all parties;

(f)            authorise any person to enter into an agreement with the Company on behalf of all the members concerned providing for either:

(i)            the allotment to the members respectively, credited as fully paid, of any shares, debentures or other obligations to which they are entitled on the capitalisation; or

(ii)           the payment up by the Company on behalf of the members of the amounts, or any part of the amounts, remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under that authority shall be binding on all such members; and

(g)           generally do all acts and things required to give effect to the ordinary resolution.

Record dates

Record dates for dividends etc.

172.         Notwithstanding any other provision of these Articles, the Company or the board may:

(a)           determine any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is recommended, paid or made;

(b)           for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, and how many votes such persons may cast, specify in the notice of meeting a time, not more than 48 hours before the time determined for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting; changes to the register after the time specified by virtue of this Article 172(b) shall be disregarded in determining the rights of any person to attend or vote at the meeting; and

(c)           for the purpose of sending any notice or other document or information pursuant to these Articles, the Companies Acts or other rules and regulations applicable to the Company, determine that the persons entitled to receive such notices, documents or information are those persons entered on the register at the close of business on a day determined by the Company or the board, which day shall not be more than 21 days before the day that such the relevant notice, document or information is sent.

Accounts

Rights to inspect records

173.         No member shall (as such) have any right to inspect any accounting records or other book or document of the Company except as conferred by statute or authorised by the board or by ordinary resolution of the Company or order of a court of competent jurisdiction.

Notices

Methods of Company sending notice

174.         The Company shall send any notice or other document or information pursuant to these Articles, the Companies Acts or other rules and regulations applicable to the Company to a member by whichever of the following methods it may in its absolute discretion determine:

(a)           personally; or

(b)           by posting the notice or other document in a prepaid envelope addressed, in the case of a member, to his registered address, or in any other case, to the person’s usual address; or

(c)           by leaving the notice or other document at that address; or

(d)           if the member has agreed (generally or specifically) that the document or information may be sent or supplied using electronic means (and has not revoked that agreement), by sending the notice or other document using electronic means to such address (if any) for the time being notified to the Company by or on behalf of the member for that purpose (generally or specifically); or

(e)           in accordance with Article 175; or

(f)            by any other method approved by the board.

Website publication by Company

175.         The Company may also send any notice or other document or information pursuant to these Articles, the Companies Acts or other rules and regulations applicable to the Company to a member by publishing that notice or other document or information on a website where:

(a)           the member has agreed (or is taken to have agreed in accordance with the Companies Acts) to him having access to the notice or document or information on a website (instead of it being sent to him);

(b)           the notice or document is one to which that agreement applies;

(c)           the member is notified, in writing, of:

(i)            the publication of the notice or document on a website;

(ii)           the address of that website;

(iii)          the place on that website where the notice or document may be accessed, and how it may be accessed; and

(d)           the notice or document is published on that website throughout the publication period, provided that, if the notice or document is published on that website for a part, but not all of, the publication period, the notice or document shall be treated as being published throughout that period if the failure to publish that notice or document throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

Publication Period

176.         In Article 175 publication period means:

(a)           in the case of a notice of an adjourned meeting pursuant to Article 73 a period of not less than seven clear days before the date of the adjourned meeting, beginning on the day following that on which the notification referred to in Article 175 (c) above is sent or (if later) is deemed sent;

(b)           in the case of a notice of a poll a period of not less than seven clear days before the taking of the poll, beginning on the day following that on which the notification referred to in Article 175 (c) above is sent or (if later) is deemed sent;

(c)           otherwise, for the applicable notice period specified in these Articles or any applicable provision of the Companies Act; and

(d)           in any other case, a period of not less than 28 days, beginning on the day following that on which the notification referred to in Article 176(c) above is sent or (if later) is deemed sent.

Methods of member etc. sending notice

177.         Unless otherwise provided by these Articles, a member or a person entitled by transmission to a share shall send any notice or other document pursuant to these Articles to the Company by whichever of the following methods he may in his absolute discretion determine:

(a)           by posting the notice or other document in a prepaid envelope addressed to the office; or

(b)           by leaving the notice or other document at the office; or

(c)           by sending the notice or other document by electronic means to such address (if any) for the time being notified by or on behalf of the Company for that purpose.

Notice to joint holders

178.         In the case of joint holders of a share, all notices or other documents shall be sent to the joint holder whose name stands first in the register in respect of the joint holding.

Any notice or other document so sent shall be deemed for all purposes sent to all the joint holders.  Anything to be agreed or specified in relation to any notice, document or other information to be served on or sent or supplied to joint holders may be agreed or specified by any one of the joint holders and the agreement or specification of the senior shall be accepted to the exclusion of that of the other joint holders and, for this purpose, seniority shall be determined by the order in which the names stand in the register in respect of the joint holding.

Registered address outside UK

179.         A member whose registered address is not within the United Kingdom, Channel Islands or the Isle of Man and who sends to the Company an address within the United Kingdom, Channel Islands or the Isle of Man at which a notice or other document may be sent to him by instrument, or an address to which a notice or other document may be sent to him by electronic means, shall be entitled to have notices or other documents sent to him at that address, or, where applicable, by making them available on a website and notifying the holder at that address, but otherwise:

(a)           no such member shall be entitled to receive any notice or other document from the Company; and

(b)           without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

Deemed receipt of notice

180.         A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the capital of the Company shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.

Terms and conditions for electronic communications

181.         The board may from time to time issue, endorse or adopt terms and conditions relating to the sending of notices, other documents and proxy appointments by the Company in electronic form to members or persons entitled by transmission and by members or persons entitled by transmission to the Company.

Notice to persons entitled by transmission

182.         A notice or other document may be sent by the Company to the person or persons entitled by transmission to a share by sending it in any manner the Company may choose, as authorised by these Articles, for the sending of a notice or other document to a member, addressed to them by name, or by the title of a representative of the deceased, or trustee of the bankrupt or by any similar description at the address (if any) in the United Kingdom as may be supplied for that purpose by or on behalf of the person or persons claiming to be so entitled.  Until such an address has been supplied, a notice or other document may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.

Transferees etc. bound by prior notice

183.         Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register, has been sent to a person from whom he derives his title, provided that no person who becomes entitled by transmission to a share shall be bound by any direction notice sent under Article 95 to a person from whom he derives his title.

Proof of sending/when notices etc. deemed sent by post

184.         Proof that an envelope containing a notice or other document was properly addressed, prepaid and posted shall be conclusive evidence that the notice or document was sent.  Proof that a notice or other document contained in electronic form was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators current at the date of adoption of these Articles, or, if the board so resolves, any subsequent guidance so issued, shall be conclusive evidence that the notice or document was sent.  A notice or other document sent by the Company to a member by post shall be deemed to be sent:

(a)           if sent by first class post or special delivery post from an address in the United Kingdom to another address in the United Kingdom, the Channel Islands or the Isle of Man, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the envelope containing it was posted;

(b)           if sent by airmail from an address in the United Kingdom to an address outside the United Kingdom, or from an address in another country to an address outside that country (including without limitation an address in the United Kingdom), on the third day following that on which the envelope containing it was posted;

(c)           in any other case, on the second day following that on which the envelope containing it was posted.

When notices etc. deemed sent by electronic means

185.         A notice or other document sent by the Company to a member by electronic means shall be deemed sent to the member on the same day on which it was sent to the member.  Such a notice or other document shall be deemed sent by the Company to the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant notice or other document for any reason and notwithstanding that the Company subsequently sends a hard copy of such notice or other document by post to the member.  Any notice, document or other information made available on a website shall be deemed to have been received on the first day of the publication period (as defined in Article 176) or, if later, when a notice of availability is received or deemed to have been received pursuant to this Article.

Notice includes website notification

186.         Except when the subject or context otherwise requires, in Articles 2, 177, 178, 179, 180, 181, 182, 183, 184, and 185, references to a notice include without limitation references to any notification required by the Companies Acts or these Articles in relation to the publication of any notices or other documents on a website.

Notice during disruption of services

187.         If at any time the Company is unable effectively to convene a general meeting by notices sent through the post in the United Kingdom, by electronic means or by making it available on the website, as a result of the suspension or curtailment of postal services in the United Kingdom or of the relevant communication system in the United Kingdom, notice of general meeting may be sufficiently given to the members affected by advertisement in the United Kingdom.  Any notice given by advertisement for the purpose of this Article shall be advertised in at least one newspaper having a national circulation.  If advertised in more than one newspaper, the advertisements shall appear on the same date.  Such notice shall be deemed to have been sent to all persons who are entitled to have notice of meetings sent to them on the day when the advertisement appears. In any such case, the Company shall send confirmatory copies of the notice by post or by electronic means to the persons entitled to receive them or, where applicable, notify the affected members of availability on the website, if at least seven days before the meeting the sending or supply of notices by post, by electronic means or by making it available on a website has again become generally possible.

Untraced members: notices

188.         If on three consecutive occasions notices sent through the post to any member at his registered address or his address for the service of notices have been returned undelivered, or if, after any one such occasion, the board or any committee authorised by the board on their behalf are of the opinion, after making all reasonable enquiries, that any further notices to such member would, if sent as aforesaid, likewise be returned undelivered, such member shall not thereafter be entitled to receive notices from the Company until he shall have communicated with the Company in respect of his shares and supplied in writing to the transfer office a new registered address or address within the United Kingdom, Channel Islands or the Isle of Man for the service of notices.

189.         Where a member has been sent a notice, document or other information by the Company otherwise than in hard copy form, the Company will, without charge, send a copy of such notice, document or other information in hard copy form to the member concerned within 21 days after receipt by the Company of a request in writing therefor from such member.

Destruction of documents

Power of Company to destroy documents

190.         The Company shall be entitled to destroy:

(a)           all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the register, at any time after the expiration of six years from the date of registration;

(b)           all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address at any time after the expiration of two years from the date of recording;

(c)           all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation;

(d)           all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment;

(e)           all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one year from the date of use; and

(f)            all proxy appointments which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded.

Presumption in relation to destroyed documents

191.         It shall conclusively be presumed in favour of the Company that:

(a)           every entry in the register purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with Article 190 was duly and properly made;

(b)           every instrument of transfer destroyed in accordance with Article 190  was a valid and effective instrument duly and properly registered;

(c)           every share certificate destroyed in accordance with Article 190 was a valid and effective certificate duly and properly cancelled; and

(d)           every other document destroyed in accordance with Article 190 was a valid and effective document in accordance with its recorded particulars in the books or records of the Company,

but:

(e)           the provisions of this Article and Article 190 apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties) to which the document might be relevant;

(f)            nothing in this Article or Article 190 shall be construed as imposing on the Company any liability in respect of the destruction of any document earlier than the time specified in Article 190 or in any other circumstances which would not attach to the Company in the absence of this Article or Article 190; and

(g)           any reference in this Article or Article 190 to the destruction of any document includes a reference to its disposal in any manner.

Untraced shareholders

Power to dispose of shares of untraced shareholders

192.         The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by transmission if:

(a)           during the period of 12 years before the date of the publication of the advertisements referred to in Article 192(b) (or, if published on different dates, the first date) (the “relevant period”) at least three dividends in respect of the shares in question have become due for payment and all dividend warrants and cheques which have been sent in the manner authorised by these Articles in respect of the shares in question have remained uncashed;

(b)           the Company shall as soon as practicable after expiry of the relevant period have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such member or other person giving notice of its intention to sell the shares;

(c)           during the relevant period and the period of three months following the publication of the advertisements referred to in Article 192(b) (or, if published on different dates, the first date) the Company has received no indication either of the whereabouts or of the existence of such member or person; and

(d)           if the shares are listed, notice has been sent to the relevant listing authority of the Company’s intention to make such sale before the publication of the advertisements.

The Company shall also be entitled to sell at the best price reasonably obtainable at the time of sale any additional shares in the Company issued either in certificated form or as uncertificated shares during the relevant period in right of any share to which paragraph (a) of this Article applies (or in right of any share so issued), if the criteria in paragraph (a) to (d) are satisfied in relation to the additional shares.

Transfer on sale

193.         To give effect to any sale pursuant to Article 192, the board may:

(a)           where the shares are held in certificated form, authorise any person to sign an instrument of transfer of the shares to, or in accordance with the directions of, the buyer; or

(b)           where the shares are held in uncertificated form, do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer.

Effectiveness of transfer

194.         An instrument of transfer signed by that person in accordance with Article 193(a) shall be as effective as if it had been signed by the holder of, or person entitled by transmission to, the shares.  An exercise by the Company of its powers in accordance with Article 193(a) shall be as effective as if exercised by the registered holder of or person entitled by transmission to the shares.  The transferee shall not be bound to see to the application of the purchase money, and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

Proceeds of sale

195.         The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled for an amount equal to the proceeds.  The Company shall enter the name of such former member or other person in the books of the Company as a creditor for that amount.  In relation to the debt, no trust is created and no interest is payable.  The Company shall not be required to account for any money earned on the net proceeds of sale, which may be used in the Company’s business or invested in such a way as the board from time to time thinks fit.

Indemnity

Indemnity to directors and officers

196.         The Company may indemnify any director, officer or employee of the Company or of any associated company against any liability and may purchase and maintain for any director, officer or employee of the Company or of any associated company insurance against any liability.  No director of the Company or of any associated company shall be accountable to the Company or the members for any benefit provided pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

Dispute Resolution

Dispute Resolution

197.         Any proceeding, suit or action: (i) between a shareholder in that shareholder’s capacity as such and the Company and/or its directors arising out of or in connection with these Articles or otherwise; and/or (ii) to the fullest extent permitted by law, between the Company and any of its directors in their capacities as such or as employees of the Company, including all claims made by or on behalf of the Company against its directors; and/or (iii) between a shareholder in that shareholder’s capacity as such and the Company’s professional service providers and/or (iv) between the Company and the Company’s professional service providers arising in connection with any claim within the scope of this Article 197 sub-paragraph (iii), may only be brought in the courts of England and Wales, for this purpose “court” shall mean any court of competent jurisdiction or other competent authority including, for the avoidance of doubt, a court or authority in any jurisdiction which is not a signatory to the New York Convention.  Damages alone may not be an adequate remedy for any breach of Article 197, so that in the event of a breach or anticipated breach, the remedies of injunction and/or an order for specific performance would in appropriate circumstances be available.

Company Number:  1397169

THE COMPANIES ACT 1985 (AS AMENDED)

Company limited by shares

RESOLUTIONS

of

PRUDENTIAL PUBLIC LIMITED COMPANY

At the Annual General Meeting of the above named Company duly convened and held on 14 May 2009 the following resolutions were passed as ordinary resolutions:

Resolution 12

“THAT, without prejudice to any other authority conferred on the directors, the authority conferred on the directors by Article 12 of the Company’s Articles of Association to allot generally and unconditionally preference shares denominated in Sterling, Dollar or Euro be renewed for a period expiring five years from the date of this resolution and for that period the section 80 amount in respect of the Company’s preference shares shall be £20 million in respect of the Sterling Preference Shares, US$20 million in respect of the Dollar Preference Shares and €20 million in respect of the Euro Preference Shares.”

COMPANY SECRETARY

Company Number:  1397169

THE COMPANIES ACT 2006

Company limited by shares

RESOLUTIONS

of

PRUDENTIAL PUBLIC LIMITED COMPANY

At the Annual General Meeting of the above named Company duly convened and held on 7 June 2010 the following resolutions were passed as ordinary resolutions:

Resolution 13

“THAT without prejudice to any other authority conferred on the directors by or pursuant to Article 14 of the Company’s Articles of Association, the authority conferred on the directors by Article 14 of the Company’s Articles of Association to allot generally and unconditionally relevant securities be renewed in respect of equity securities (as defined in section 560(1) of the 2006 Act) for a period expiring at the earlier of 30 June 2011 or the conclusion of the Annual General Meeting of the Company held in 2011 and for that period and purpose the section 551 amount in respect of the Company’s equity securities shall be £42,236,000; and”

Resolution 14

“THAT without prejudice to any other authority conferred on the directors by or pursuant to Article 14 of the Company’s Articles of Association, the authority conferred on the directors by Article 14 of the Company’s Articles of Association to allot generally and unconditionally relevant securities be renewed in respect of equity securities (as defined in section 560(1) of the 2006 Act) allotted in connection with an offer by way of a rights issue: (i) to ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and (ii) to holders of other equity securities as required by the rights of those securities or as the Board otherwise considers necessary, for a period expiring at the earlier of 30 June 2011 or the conclusion of the Annual General Meeting of the Company held in 2011 and for that period and purpose the section 551 amount shall be £84,473,000 (after deducting from such limit any relevant securities allotted under resolution 13 above) and so that the Board may impose any limits or restrictions and make any arrangements which it considers necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter.”

The following were passed as special resolutions:

Resolution 15

“THAT the directors be and are hereby authorised to allot equity securities (as defined in section 560(1) of the 2006 Act) for cash pursuant to the power conferred on the directors by Article 15 of the Company’s Articles of Association and/or to sell any ordinary shares held by the Company as treasury shares for cash as if section 561 of that Act did not apply to such allotment provided that (i) the maximum aggregate nominal amount of equity securities that may be allotted or sold pursuant to the authority under Article 15(b) is £6,336,000 and (ii) the authority conferred by this resolution shall expire at the earlier of 30 June 2011 or the conclusion of the Annual General Meeting of the Company in 2011;”

Resolution 16

“THAT the Company be and is hereby generally and unconditionally authorised, in accordance with section 701 of the 2006 Act, to make one or more market purchases (within the meaning of section 693(4) of the 2006 Act) of its ordinary shares of five pence each in the capital of the Company:

(A) such authority to be limited:

(i) to a maximum aggregate number of 253,440,000 ordinary shares;

(ii) by the condition that the minimum price which may be paid for each ordinary share is five pence and the maximum price which may be paid for an ordinary share is the highest of:

(a) an amount equal to 105 per cent of the average of the middle market quotations for an ordinary share as derived from the Daily Official List of the London Stock Exchange for the five business days immediately preceding the day on which the share is contracted to be purchased; and

(b) the higher of the price of the last independent trade and the highest current independent bid on the trading venues where the purchase is carried out, in each case exclusive of expenses;

(B) such authority shall, unless renewed, varied or revoked prior to such time, expire at the earlier of 30 June 2011 and the conclusion of the Annual General Meeting of the Company in 2011, save that the Company may before such expiry make a contract or contracts to purchase ordinary shares under the authority hereby conferred which would or may be executed wholly or partly after the expiry of such authority and may make a purchase of ordinary shares in pursuance of any such contract or contracts as if the power conferred hereby had not expired; and

(C) all ordinary shares purchased pursuant to said authority shall be either:

(i) cancelled immediately upon completion of the purchase; or

(ii) be held, sold, transferred or otherwise dealt with as treasury shares in accordance with the provisions of the 2006 Act; and”

Resolution 17

“THAT a general meeting other than an Annual General Meeting may be called on not less than 14 clear days’ notice.”

Company Secretary